Exhibit 99.1

PRESS RELEASE

CYTODYN ENTERS INTO RESEARCH FUNDING AND OPTION AGREEMENT WITH THE SCRIPPS RESEARCH INSTITUTE

Lutz, Florida, November 16, 2011 – CytoDyn Inc. (the “Company”) (OTC:CYDY.PK), a biotechnology company focused on the development of new therapies for combating infection with immune deficiency viruses, announced today that it has entered into a Research Funding and Option Agreement (the “Agreement”) with The Scripps Research Institute, a nonprofit institution (“Scripps Research”) that will enable Dr. John H. Elder, Professor in the Department of Immunology and Microbial Science at Scripps Research, to explore the potential application of the Company’s recently provisionally patented technology (which the Company has applied to trademark as CytoFeline) as an effective therapy in the treatment of feline immunodeficiency virus (“FIV”). Dr. Elder is a leading FIV researcher, having researched and published his findings on FIV for more than 20 years. The Company has assigned the Agreement to its wholly-owned subsidiary, CytoDyn Veterinary Medicine LLC.

FIV has been reported to cause an AIDS-like syndrome in the domestic cat and is a distant relative of HIV, the cause of AIDS in humans. The world-wide prevalence of FIV infections is estimated to be 1-4%, or potentially 6 million + cats in the top 10 countries reporting cat populations. The number is considerable larger if feral cats are included in the calculation.

In addition to the domestic and feral cats, the Company intends to study whether CytoFeline may potentially benefit the large cat population, specifically lions, tigers and other big cats found in zoos. “As we move forward on our research and development, one area of interest and study could be the possible application to the declining wild tiger and lion populations, especially the Russian Tigers,” commented Kenneth J. Van Ness, President and Chief Executive Officer of the Company.

The Company believes that currently there is no satisfactory therapeutic treatment for FIV on the market. The Company believes that many drugs available for HIV treatment do not work against FIV or are too toxic for cats, leaving virtually no effective treatment for the cat virus.

“CytoDyn hopes that its proprietary technology for HIV/AIDS has potential for the treatment of FIV,” comments Kenneth J. Van Ness. Mr. Van Ness further comments, “Dr. Elder’s expertise and experience in FIV research will contribute to our efforts to apply our existing monoclonal antibody technology platform in HIV/AIDS to FIV.”

The Company recently filed its first provisional patent application for use of anti-adhesion molecule therapies to treat FIV infections, and has identified three candidate antibodies that the Company hopes have potential for activity in the feline system. If the results of research warrant doing so, the Company likely would file at some point in the future, an investigational new drug application with the U.S. Food and Drug Administration.

“This is an exciting and novel avenue for exploring the development of a new antiviral agent for possible treatment of FIV infections. In addition to the potential for alleviating ongoing infections, if our findings support our current hypothesis, this new treatment could lower the virus burden and decrease the risk of an infected cat spreading the infection to uninfected cats,” added Dr. Elder.

Forward Looking Statements

The Press Release includes forward-looking statements and includes forward-looking information within the meaning of United States securities laws. These statements and this information represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, of which many are beyond the Company’s control. These factors could cause actual results to differ materially from such forward-looking statements or forward-looking information. The words “believe,” “estimate,” “expect,” “intend,” “attempt,” “anticipate,” “foresee,” “plan,” and similar expressions and variations thereof, identify certain of such forward-looking statements or forward-looking information, which speak only as of the date on which they are made. The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements or forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned not to place undue reliance on these forward-looking statements or on this forward-looking information.

For more information please contact:

Douglas E. Jacobson

Controller

(813) 527-6969

For more information about Cytolin®, CytoFeline and the Company please go to www.cytodyn.com.